Exhibit 99.6

REVOCABLE PROXY

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

Signature:______________________________ Date:__________

Signature:______________________________ Date:__________

IMPORTANT: Please Detach, Sign and Return ALL proxies from ALL packets received in the enclosed postage paid envelope.

FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PLAN

CULLMAN BANCORP LOGO

SEND OVERNIGHT PACKAGES TO:
Attn: Stock Information Center

(1) Number of Shares	Price Per Share	(2) Total Amount Due
	x $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 15,000 ($150,000). See Instructions on Reverse Side

ORDER DEADLINE: The Subscription Offering ends at 12:00 noon, Central Standard time, on __________, 2009. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form by the deadline or it will be considered void. Faxes or copies of this form will not be accepted. Cullman Bancorp Inc. reserves the right to accept or reject improper order forms.

(3a) Method of Payment- Check or Money Order $ .00

Enclosed is a personal check, bank check or money order made payable to Cullman Bancorp Inc.

(3b) Method of Payment- Deposit Account Withdrawal

Cullman Savings Bank Deposit Account Number(s)		Withdrawal Amount(s)
MARK THE ACCOUNT TYPE	Savings ☐ CD ☐	$ .00
MARK THE ACCOUNT TYPE	Savings ☐ CD ☐	$ .00
MARK THE ACCOUNT TYPE	Savings ☐ CD ☐	$ .00
	Total Withdrawal	**$ .00**

(4) Purchaser Information *(check one)*

a. ☐ *Eligible Account Holder* – Check here if you were a depositor with at least $50 on deposit with Cullman Savings Bank as of March 31, 2008. Enter information in Section 9 for all deposit accounts that you had at Cullman Savings Bank on March 31, 2008.

b. ☐ *Supplemental Eligible Account Holder* – Check here if you were a depositor with at least $50 on deposit with Cullman Savings Bank as of [supp date] but not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at Cullman Savings Bank as of [supp date].

c. ☐ *Other Members* – Check here if you were a depositor of Cullman Savings Bank as of ________, 2009, or a borrower as of ____________ whose borrowings remain outstanding as of ____________, who were not able to subscribe for shares under the Eligible or Supplemental Account Holders Categories.

d. ☐ Local Community – People or trusts for the benefit of people who are residents of Cullman County, Alabama will receive preference in a community offering

e. ☐ General Public

(5) Check if you (or a household family member) are a: ☐ Director or Officer of Cullman Savings Bank or Cullman Bancorp Inc. ☐ Employee of Cullman Savings Bank or Cullman Bancorp Inc.

(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Section 1 of the Stock Order Form Instructions on the reverse side.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Forms	*Number of Shares Ordered*	*Name(s) listed in Section 8 on other Order Forms*	*Number of Shares Ordered*

(8) Stock Registration - Please Print Legibly and Fill Out Completely: (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

☐ Individual ☐ Individual Retirement Account ☐ Corporation
☐ Joint Tenants ☐ Uniform Transfer to Minors Act ☐ Partnership
☐ Tenants in Common ☐ Uniform Gift to Minors Act ☐ Trust - Under Agreement Dated __________

Name				SS# or Tax ID
Name				SS# or Tax ID
Address				Daytime Telephone #
City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you may have or had with Cullman Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTION GUIDE ON THE REVERSE SIDE OF THE ORDER FORM FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering.

NAMES ON ACCOUNTS	*ACCOUNT NUMBER*

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

(10) Acknowledgment and Signature: I understand that this Order Form, with full payment and properly executed, must be received by Cullman Bancorp Inc. no later than 12:00 noon, Central Standard time, on __________, 2009. Otherwise, this Order Form will be voidable. I agree that after receipt by Cullman Bancorp Inc., this Order Form may not be modified or cancelled without Cullman Bancorp Inc.'s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal by me. Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured, and is not guaranteed by Cullman Bancorp Inc., Cullman Savings Bank, or by the federal government. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision's Consumer Response Center at (800) 842-6929. I further certify that, before purchasing the common stock of Cullman Bancorp Inc., I received the Prospectus dated ________, 2009.

The Prospectus that I received, dated __________, 2009 contains disclosure concerning the nature of the common stock being offered by Cullman Bancorp Inc. and describes, in the Risk Factors section of the Prospectus, the risks involved in the investment in this common stock, including, but not limited to, the following:

1. The United States economy is in a deep recession. A prolonged economic downturn, especially one affecting our geographic market area, would likely materially affect our business and financial results.
2. We recently increased our emphasis on commercial real estate loans, thus increasing our credit risk. Continued weaknesses or a deeper downturn in the real estate market and local economy could adversely affect our earnings.
3. If our allowance for loan losses is not sufficient to cover actual losses, our earnings could decrease.
4. Future changes in interest rates could reduce our profits.
5. We may be required to record additional impairment charges in respect of our investment securities portfolio.
6. We recorded a loss during the most recent quarter and there is no assurance that we will be profitable for the remainder of the year.
7. Recent negative developments in the financial industry and the domestic and international credit markets may adversely affect our operations and results.
8. The Federal Deposit Insurance Corporation is imposing an emergency assessment on financial institutions, which will decrease our earnings in 2009. In addition, new obligations assumed by the Federal Deposit Insurance Corporation may result in high premiums in the future.
9. Strong competition within our market area may limit our growth and profitability.
10. We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements. This will increase our operating expenses.
11. We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.
12. We rely on our management team for the successful implementation of our business strategy.
13. The future price of the shares of common stock may be less than the purchase price in the offering.
14. There will be a limited trading market in our common stock, which will hinder your ability to sell our common stock and may lower the market price of the stock. Further, the market for stock in financial institutions has been unusually volatile lately and our stock price may decline when trading commences.
15. The capital we raise in the offering will reduce our return on equity. This could negatively affect the trading price of our common stock.
16. The contribution of shares to the charitable foundation will dilute your ownership interests and adversely affect net income in 2009.
17. Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.
18. Our stock benefit plans will increase our costs, which will reduce our income.
19. The implementation of a stock-based incentive plan may dilute your ownership interest.
20. We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds could reduce our profits.
21. Persons who purchase stock in the offering will own a minority of Cullman Bancorp, Inc.'s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.
22. Our stock value may be negatively affected by our mutual holding company structure and federal regulations restricting takeovers.
23. The corporate governance provisions in our charter and bylaws may prevent or impede the holders of a minority of our common stock from obtaining representation on our board of directors and may also prevent or impede a change in control.
24. We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community.

YOUR ORDER IS NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE

Signature (title, if applicable) ____________________ (Date)________ Signature (title, if applicable) ____________________ (Date)________

For Internal Use Only

REC'D ____/_____ CHECK# __________ $__________ CHECK#__________ $__________ BATCH # _______ ORDER # ________ CATEGORY ____

REVOCABLE PROXY

FOR

AGAINST

Cullman Bancorp Inc.

Order Form Instructions

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 15,000 shares (15,000 shares x $10.00 per share = $150,000). No person, together with “associates”, as defined in the prospectus, and persons “acting in concert”, as defined in the prospectus, may purchase more than 50,000 shares (50,000 shares x $10.00 per share = $500,000) of the common stock offered in the stock offering. For additional information, see “The Reorganization and The Stock Offering - Limitations on Purchase of Shares” in the prospectus.

Item 3a – Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at our Cullman Savings Bank branches) or by check, bank draft or money order payable to Cullman Bancorp Inc. DO NOT MAIL CASH. Your funds will earn interest at Cullman Savings Bank’s passbook savings rate until the stock offering is completed.

Item 3b - To pay by withdrawal from a deposit account or certificate of deposit at Cullman Savings Bank insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. Cullman Savings Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that apply to you, or the local community or general public boxes if you were not a depositor on any of the key dates.

Item 5 - Please check one of these boxes if you are a director, officer or employee of Cullman Savings Bank or Cullman Bancorp Inc., or a member of such person’s household.

Item 6 - Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated             , 2009, please see the section entitled “The Reorganization and The Stock Offering - Limitations on Purchase of Shares” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Cullman Bancorp Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (            )             . Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may only make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Cullman Savings Bank. The stock cannot be held in your Cullman Savings Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take several days to complete a trustee-to-trustee transfer.

Registration for IRA’s: On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.

On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #            ].

Address will be that of the broker / trust department to where the stock certificate will be sent.

The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.

Please list your phone numbers.

Uniform Transfers To Minors Act - For residents of Alabama and most states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act (“UTMA”). For residents of California, Delaware, Puerto Rico, South Carolina and Vermont, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act (“UGMA”) of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA or UGMA: On Name Line 1 – print the name of the custodian followed by the abbreviation “CUST”

On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-AL

(or your state’s abbreviation) or UGMA-CA (or your state’s abbreviation)

List only the minor’s social security number on the form.

Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have priority subscription rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify subscription rights and purchase limitations.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Item 9 – You should list any qualifying accounts that you have or may have had with Cullman Savings Bank in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 - Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated             , 2009 carefully before making an investment decision.

Should you have any questions, please call our Stock Information Center at (            )             , [Days and Times to Be Determined] p.m., Central Standard time, except bank holidays.